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                                                                   EXHIBIT 10.18


                                    Amendment
                                       To
                Apache Corporation Money Purchase Retirement Plan

         Apache Corporation ("Apache") maintains the Apache Corporation Money Purchase Retirement Plan (the "Plan"). In section 9.4 of the Plan, Apache reserved the right to amend the Plan from time to time. Apache hereby exercises such right by adding the following paragraph 3.1(a)(iv) to the Plan, effective as of January 1, 1998.


                  (iv) Special Allocation for 1998. In addition to the allocation provided in paragraph (ii), the two eligible Participants who had the smallest "plan year compensation" (as defined below) in 1998 shall receive an additional allocation of Company Mandatory Contributions equal to 3.138% of the eligible Participant's plan year compensation in 1998. For purposes of this paragraph only, "plan year compensation" means those amounts reported as "wages, tips, other compensation" on Form W-2 by the Company or an Affiliated Entity and elective contributions that are not includable in the Employee's income pursuant to Code section 125 or 402(e)(3).


                     EXECUTED this 21st day of October 1999.

                                       APACHE CORPORATION


                                       By: /s/ Daniel L. Schaeffer
                                          ------------------------------------
                                       Title: Vice President, Human Resources
                                             ---------------------------------


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                                    Amendment
                                       To
                Apache Corporation Money Purchase Retirement Plan

         Apache Corporation ("Apache") maintains the Apache Corporation Money Purchase Retirement Plan (the "Plan"). Apache filed the Plan with the IRS on September 15, 1998 in order to obtain a favorable determination as to the qualified status of the Plan. The IRS granted the Plan a favorable determination letter dated July 23, 1999, contingent on certain amendments being made to the Plan. In section 9.4 of the Plan, Apache reserved the right to amend the Plan from time to time. Apache hereby exercises such right as follows, effective as of January 1, 1997.

1.       Section 1.12 shall be replaced in its entirety by the following.

         1.12 "Covered Employee" means any Employee of the Company, with the following exceptions.


                  (a) Any individual directly employed by an entity other than the Company shall not be a Covered Employee, even if such individual is considered a common-law employee of the Company or is treated as an employee of the Company pursuant to Code section 414(n).

                  (b) A non-resident alien shall not be a Covered Employee.

                  (c) An Employee included in a unit of Employees covered by a collective bargaining agreement shall not be a Covered Employee unless the collective bargaining agreement specifically provides for such Employee's participation in the Plan.

                  (d) An Employee whose job is classified as "temporary" shall be a Covered Employee only after he or she has worked for the Company and Affiliated Entities for six consecutive months.

                  (e) An Employee shall not be a Covered Employee while he or she is classified as an "intern," a "consultant," or an "independent contractor." An Employee may be classified as an "intern" only if he or she is currently enrolled (or the Company expects him or her to be enrolled within the next 12 months) in a high school, college, or university. An Employee may be classified as an intern even if he or she does not receive academic course credit from his or her school for this employment with the Company.

                  (f) An individual who is employed pursuant to a written agreement with an agency or other third party for a specific job assignment or project shall not be a Covered Employee.

2. The last sentence of section 1.16 shall be replaced by the following sentence.


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         The term "Employee" shall also include any individual who provides services to the Company or an Affiliated Entity pursuant to an agreement between the Company or an Affiliated Entity and a third party that employs the individual, but only if the individual has performed such services for the Company or an Affiliated Entity on a substantially full-time basis for at least one year and only if the services are performed under the primary direction or control by the Company or an Affiliated Entity; provided, however, that if the individuals included as Employees pursuant to the first part of this sentence constitute 20% or less of the Non-Highly Compensated Employees of the Company and Affiliated Entities, then any such individuals who are covered by a qualified plan that is a money purchase pension plan that provides a nonintegrated employer contribution rate for each participant of at least 10% of compensation, that provides for full and immediate vesting, and that provides immediate participation for each employee of the third party (other than those who perform substantially all of their services for the third party and other than those whose compensation from the third party during each of the four preceding plan years was less than $1000) shall not be considered an Employee.

3.       Section 1.20 shall be replaced in its entirety by the following.

         1.23 "Highly Compensated Employee" means, for each Plan Year, an Employee who (a) had Compensation of $80,000 (as adjusted by the Secretary of the Treasury) or more during the immediately preceding Plan Year, or (b) is a Five-Percent Owner during the current Plan Year, or (c) was a Five-Percent Owner during the immediately preceding Plan Year. The term "Highly Compensated Employee" shall also include, where the context so requires, any former Employee who was a Highly Compensated Employee when he or she separated from service with the Company and all Affiliated Entities, as well as any former Employee who was a Highly Compensated Employee at any time after attaining age 55.

4.       Subsection 6.1(c) shall be replaced in its entirety by the following.

                  (c) Waiver of QPSA.

                           (i) General. In order for the QPSA to be waived, the
                  Participant must be provided with an explanation of the QPSA and then elect to waive the QPSA (which the Participant may do by naming a beneficiary other than his or her Spouse) and the Spouse must consent to the Participant's election.

                           (ii) Spouse's Consent. The Spouse's consent must be
                  in writing. The Spouse's signature must be witnessed by a Committee member of by a notary public. The Spouse must acknowledge the effect of the consent. The Spouse may limit his or her consent to a specific beneficiary or may allow the Participant to thereafter


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                  designate a different beneficiary. The Spouse may limit his or her consent to a specific form of benefit. (The Spouse's consent is not needed if the Spouse cannot be located or in certain other special circumstances identified in IRS guidance.)

                           (iii) Timing of Waiver. The Participant may waive the
                  QPSA, or revoke the QPSA waiver, at any time; however, if the Participant elects to waive the QPSA, with the consent of his or her Spouse, before the first day of the Plan Year in which the Participant attains age 35, the waiver shall become invalid on the first day of the Plan Year in which the Participant attains age 35.

                           (iv) Explanation. The Committee shall provide the
                  Participant with a written explanation that describes the terms and conditions of the QPSA, the Participant's right to choose another beneficiary, the rights of the Participant's Spouse to insist upon a QPSA, and the Participant's right to revoke his or her election. The written explanation must be provided within the following time limits. If the Participant terminates employment prior to age 35, the explanation must be provided within the period beginning one year before and ending one year after the termination of employment. If the Participant terminates employment on or after age 35, the explanation must be provided within the one of the following periods (whichever period ends last): (i) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (ii) the period beginning one year before, and ending one year after, the Participant first becomes eligible to participate in the Plan; and (iii) the period beginning one year before, and ending one year after, a married Participant is fully or partially vested in his or her Account (which will normally occur either when the Participant gets married or when the Participant completes one Year of Service).

5. Paragraphs 6.3(a)(iii) and 6.3(a)(iv) shall be replaced in their entirety by the following.

                           (iii) Method of Spouse's Consent. The consent of a
                  Participant's Spouse must be in writing. The consent is not valid unless the Committee has provided the written explanation described in paragraph (iv). The Spouse must acknowledge the affect of his or her consent. The Spouse's consent must be witnessed by a Committee member or by a notary public. The Spouse may limit his or her consent to a specific beneficiary or may allow the Participant to thereafter designate a different beneficiary. The Spouse may limit his or her consent to a specific form of


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                  benefit. (The Spouse's consent is not needed if the Spouse cannot be located or in certain other special circumstances identified in IRS guidance.)

                           (iv) Distribution Procedure.


                                    (A) General. The Committee shall provide the
                           Participant with a written explanation that contains the information required by the Code and Treasury Regulations, as explained in subparagraph (B). The timing of the explanation, the consent, and the distribution are discussed in subparagraph (C). The Participant may revoke his or her election at any time before the distribution is processed.

                                    (B) Contents of Explanation. The information
                           in the explanation shall include, at a minimum, the terms and conditions of the QJSA, the Participant's right to elect a single payment in lieu of a QJSA, the effect of the Participant electing a single payment in lieu of a QJSA, the right of the Participant's Spouse to insist upon a QJSA, and the Participant's right to revoke his or her distribution election.

                                    (C) Timing. The explanation shall be
                           provided no more than 90 days before the annuity starting date. The explanation shall be provided no fewer than 30 days before the annuity starting date, unless all the following conditions are satisfied (1) the Participant affirmatively elects a single sum distribution (and the Participant's Spouse, if any, consents), (2) the explanation mentions that the Participant has a right to at least 30 days to consider whether to waive the QJSA and consent to a single sum, and (3) the Participant is permitted to revoke an affirmative distribution election until the annuity starting date (or, if later, the 8th day after the Participant is provided with the explanation).

                                    (D) Annuity Starting Date. The annuity
                           starting date, for a single sum payment, is the date the payment is processed, which may be any business day. The annuity starting date for a QJSA is the day as of which the annuity payments begin. The annuity starting date for an annuity must be the first day of a month, must occur on or after the Participant's termination of employment or 65th birthday, must occur after the date the explanation is provided, but may precede the date the Participant provides any




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                           affirmative distribution election. In any event, the
                           first payment from the annuity shall not precede the 8th day after the explanation is provided.

         6. Section 5.8 shall be replaced in its entirety by the following.

                  A rehired Participant shall have two Accounts, an "old" Account for the contributions from his or her earlier episode of employment, and a "new" Account for his or her later episode of employment. The vested percentage applicable to such Accounts shall be determined pursuant to sections 5.1 and 5.6, unless an amount was distributed from the old Account before the Participant was rehired, in which case the vested percentage of the old Account, after any forfeiture has been restored to it, shall be determined pursuant to subsection 5.3(c). If a Participant becomes fully vested in both the old and the new Accounts, they shall be merged into a single Account.

         7. The last section 10.1 shall be replaced in its entirety by the following.

                  Apache expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. Apache may terminate the Plan or discontinue contributions at any time. Upon the termination of the Plan, each Participant's Account shall become fully vested. Upon the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested. The only Participants who are affected by a partial termination are those whose employment with the Company or Affiliated Entity is terminated as a result of the corporate event causing the partial termination; Employees terminated for cause and those who leave voluntarily are not affected by a partial termination.

                    EXECUTED this 21st day of October, 1999.

                                     APACHE CORPORATION


                                     By: Daniel L. Schaeffer
                                        -------------------------------------
                                     Title: Vice President, Human Resources
                                           ----------------------------------



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